SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 10, 2011
Date of report (Date of earliest event reported)

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BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris- diction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2011 the Company entered into an Amendment to its  Secured Multi-Draw Term Loan Facility Agreement (the “Facility Agreement”) with each of  Thomas Girschweiler, a director and stockholder of the Company,  and Walter Villiger, an affiliate of the Company, each a non-U.S. Person (“U.S. Person” being defined in Regulation S of the Securities Act of 1933, as amended) (collectively, the “Investors”), pursuant to which the amount of each of the Investor’s Facility (as defined in the Facility Agreement) was increased to $5,250,000.  The Note previously delivered to each of the Investors also was amended to reflect the changes to the Facility Agreement.  In consideration of such amendments, the Company issued to each of the Investors a five-year warrant to purchase 1,000,000 shares of the Company’s Common Stock, par value $0.001 per share, at a price of $0.063 per share.

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Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLIFE SOLUTIONS, INC.

Date: August 10, 2011	By:	/s/ Mike Rice
Mike Rice
President and Chief Executive Officer
(Principal Executive Officer)

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